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                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                  FORM 8-K/A

                                CURRENT REPORT
                 Filed Pursuant to Section 13 or 15(d) of the
                        SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported): October 1, 1998


                        MERISTAR HOTELS & RESORTS, INC.
             (Exact name of registrant as specified in its charter)
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


         DELAWAR                       1-14331                52-2101815
(State or other jurisdiction of    (Commission File   (IRS Employer Identification
        incorporation)                  Number)                 Number)

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                          1010 Wisconsin Avenue, N.W.
                             Washington, D.C. 20007
                    (Address of principal executive offices)

      Registrant's telephone number, including area code:   (202) 965-4455


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                                   FORM 8-K/A

ITEM 5.   OTHER EVENTS

          On October 16, 1998, MeriStar Hotels & Resorts, Inc. (the "Company") reported on a current report on Form 8-K that its acquisition of certain assets of South Seas Properties Company Limited Partnership and certain affiliates (the "Acquired Assets") constituted an acquisition of a "significant amount of assets" as such concept is defined in Item 2 of Form 8-K and Sections 210.11-01(d), 210.11-01(b) and 210.3-05(b)(2)(ii) of Regulation S-X of the Securities Act of 1933, as amended.

          Subsequently, it was determined that the acquisition by the Company of the Acquired Assets did not constitute a "significant amount of assets." Therefore, the Company is filing this amendment to the current report on Form 8-K, dated October 1, 1998, and will not file the financial statements and pro forma information as previously stated.